EXHIBIT 10.14

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of December 23, 1998 (but effective as of May 27, 1998), is entered into among
CLUBCORP  INTERNATIONAL,  INC.,    a  Delaware  corporation  (the  "Borrower"),
successor by merger to Club Corporation International, a Nevada corporation ("Old ClubCorp"), the banks listed on the signature page hereof (the "Lenders"), and NATIONSBANK N.A., in its capacity as administrative agent for the Lender (the "Administrative Agent").

     A. The Borrower, the Lender, certain co-agents, and the Administrative Agent are parties to that certain Credit Agreement, dated as of May 27, 1998 (the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

     B. As a result of a mandate by the Securities and Exchange Commission with respect to the accounting of Membership Deposits, the parties hereto agree to amend the Credit Agreement to provide certain revisions thereto to reflect the change in accounting for Membership Deposits as a result of such mandate, which revisions were contemplated by the parties in the last sentence of Section 1.3 of the Credit Agreement.

     C. Old ClubCorp has merged into the Borrower pursuant to the Agreement and Plan of Merger and Reincorporation effective as of August 12, 1998, with the Borrower being the surviving corporation (the "Merger"). By operation of Law, upon the Merger the Borrower assumed all of the obligations and liabilities of Old ClubCorp under the Loan Documents. Upon the express assumption by the Borrower of all obligations and liabilities of Old ClubCorp as provided herein, the Lenders shall consent to and approve the Merger.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

     1.    AMENDMENTS  TO  CREDIT  AGREEMENT.

          (a) The definition of "EBITDA" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          "EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining
Pretax Net Income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) depreciation and amortization, plus (c) interest expense (including but not limited to interest expense pursuant to Capitalized Lease Obligations), plus (d) to the extent included in determining Pretax Net Income, non-recurring, non-cash charges, minus (e) to the extent included in determining Pretax Net Income, Non-recurring credits, plus (f) to the extent included in determining Pretax Net Income, Net Change in Deferred Membership Revenue."

     (b) Section 1.1 of the Credit Agreement is hereby amended by adding the defined term "Net Change in Deferred Membership Revenue" thereto in proper alphabetical order to read as follows:

          "Net Change in Deferred Membership Revenue" means, for any period, the net change during such period in current and non-current deferred membership revenue and related expenses in respect of Membership Deposits."

     (c) Section 7.4(f) of the Credit Agreement is hereby amended to read as follows:

          "(f) Investments in Non-Guarantors (calculated on the initial investment amount but adjusted to take into account any proceeds received by the Borrower or any other Obligor on a liquidation or repayment of any such Investments) not to exceed, together with other Investments pursuant to Section 7.4(g) hereof (calculated as provided in Section 7.4(g) hereof) and Acquisitions of Non-Guarantors pursuant to Section 7.8 hereof (calculated using the aggregate Acquisition Consideration therefor), an amount equal to the sum of (i) $7,000,000 plus (ii) 10% of Net Worth at any time; and"

     (d) Section 7.4(g) of the Credit Agreement is hereby amended to read as follows:

          "(g) Investments not otherwise permitted pursuant to clauses (a) through (e) above (calculated on the initial investment amount but adjusted to take into account any proceeds received by the Borrower or any other Obligor on a liquidation or repayment of any such Investments) not to exceed, together with Investments in (calculated as provided in Section 7.4(f) hereof) and Acquisitions of Non-Guarantors pursuant to Section 7.8 hereof (calculated using the aggregate Acquisition Consideration therefor), an amount equal to the sum of
(i)  $7,000,000  plus  (ii)  10%  of  Net  Worth  at  any  time;"

     (e) Clause (e) of Section 7.8 of the Credit Agreement is hereby amended to read as follows:

     "and (e) the aggregate Acquisition Consideration for all Non-Guarantors, together with Investments in Non-Guarantors (calculated as provided in Section 7.4(f) hereof) and other Investments (calculated as provided in Section 7.4(g) hereof) pursuant to Section 7.4(g) hereof, shall not exceed an amount equal to the sum of (i) $7,000,000 plus (ii) 10% of Net Worth at any time."

     (f) Section 7.14 of the Credit Agreement is hereby amended to read as follows:

          "Section 7.14 Minimum Tangible Net Worth. The Borrower shall not permit the Tangible Net Worth at any time to be less than the sum of (a) $305,060,000, plus (b) 50% of cumulative Net Income for the period from, but not including, December 31, 1997 through the date of calculation (but excluding from the calculation of such cumulative Net Income the effect, if any, of any Fiscal Quarter (or portion of a Fiscal Quarter not then ended) of the Borrower for which Net Income was a negative number), plus (c) an amount equal to 100% of the tangible net worth of any Person that becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any subsidiary of the Borrower or substantially all of the assets of which are acquired by the Borrower or any Subsidiary of the Borrower to the extent the purchase price paid therefor is paid in equity securities of the Borrower or any Subsidiary of the Borrower, plus (d) 75% of the Net Cash Proceeds (but without duplication) of any offerings of capital stock or other equity interests of the Borrower or any of its Subsidiaries."

     (g) The Compliance Certificate is hereby amended to be in the form of Exhibit B to this First Amendment.

      2. ASSUMPTION. The Borrower hereby irrevocably and unconditionally (a) accepts and assumes each and all obligations and liabilities of Old ClubCorp pursuant to the Credit Agreement, the Notes and all other Loan Documents and (b) agrees that it will perform in accordance with their respective terms all the obligations, agreements and covenants which by the terms of the Credit Agreement, the Notes and each other Loan Document are required to be performed by Old ClubCorp, as though it were a signatory to each such Loan Document. The parties agree that all references to the Borrower in the Loan Documents refer to ClubCorp International, Inc., a Delaware corporation.

      3. CONSENT AND APPROVAL. Subject to the conditions of effectiveness set forth in Section 5 of this First Amendment, the Lenders hereby consent to and approve the Merger.

      4. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the amendments provided in the foregoing Section 1 and the consent and approval provided in the foregoing
Section  3:

           (a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as if made on and as of such date;

          (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

          (c) the Borrower has full power and authority to execute, deliver and perform this First Amendment, and the Credit Agreement, as amended by this First Amendment, the execution, delivery and performance of this First Amendment, and the Credit Agreement as amended by this First Amendment, have been duly authorized by all corporate action of the Borrower, and this First, Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity ( regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (d) neither the execution, delivery and performance of the First, Amendment or the Credit Agreement, as amended by this First Amendment, nor the consummation of any transactions herein or therein, will contravene or conflict with any Law to which the Borrower is subject or any indenture, agreement or other instrument to which the Borrower or any of its property is subject; and

         (e) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other Person, including the Board of Directors of the Borrower, is required for the (i) execution, delivery or performance by the Borrower of this First Amendment, and the Credit Agreement, as amended by this First Amendment, or (ii) acknowledgement of this First Amendment by any Guarantor.

      5.  CONDTIONS OF EFFECTIVENESS.   This First Amendment shall be  effective
as of  May  27,  1998,  subject  to  the  following:

         (a) the representations and warranties set forth in Section 4 of this First Amendment shall be true and correct;

         (b) the Administrative Agent shall have received counterparts of this First Amendment executed by the Determining Lenders;

         (c)   the Administrative Agent shall have received counterparts of this
First  Amendment   executed   by   the   Borrower   and   acknowledged   by each
Guarantor;

         (d) the Administrative Agent shall have received certified resolutions of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this First Amendment, and (ii) the performance of the Credit Agreement, as amended by this First Amendment, and the other Loan Documents; and

         (e) the Administrative Agent shall have received in form and substance satisfactory to Administrative Agent, such other documents, certificates and instruments as Lender shall require.

     6. GUARANTOR'S ACKNOWLEDGEMENT. By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this First Amendment, (ii) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment, any of the provisions contemplated herein or the Merger, (iii) ratifies and confirms its obligations under its Subsidiary Guaranty, and (iv) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty.

     7.  REFERENCE  TO  THE  CREDIT  AGREEMENT.

         (a) Upon the effectiveness of the First Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as amended by this First Amendment.

         (b) The Credit Agreement, as amended by this First Amendment, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     8. COSTS, EXPENSES AND TAXES. The Borrower shall be obligated to pay the costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder.

     9. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

    10. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to conflict of laws) and the United States of America, and shall be binding upon the Borrower and each Lender and their respective successors and assigns.

    11. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

    12. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

CLUBCORP INTERNATIONAL, INC.

By:  /s/John M. Massey III
  Name:   John  M. Massey III
  Title:  Treasurer


NATIONSBANK, N.A., as Administrative Agent and as a Lender, Swing Line Bank and Issuing Bank

By:  /s/Dan Killian
  Name:   Dan Killian
  Title:  Vice President


CREDIT LYONNAIS NEW YORK BRANCH, as
Co-Agent and as a Lender

By:  /s/Robert Ivosevich
  Name:   Robert Ivosevich
  Title:  Senior Vice President


FIRST UNION NATIONAL BANK, as Co-Agent
and as a Lender

By:  /s/Paul L. Menconi
  Name:   Paul L. Menconi
  Title:  Vice President


BANK ONE, TEXAS N.A.

By:  /s/Alan L. Miller
  Name:   Alan L. Miller
  Title:  Vice President


SOUTHTRUST BANK, N.A.

By:  /s/Daniel J. Gorman
  Name:   Daniel J. Gorman, Jr.
  Title:  Vice President


WELLS FARGO BANK (TEXAS), N.A.

By:  /s/Brent Bertino
  Name:   Brent Bertino
  Title:  Assistant Vice President


BRANCH  BANKING AND TRUST COMPANY

By:  /s/Cory Boyte
  Name:   Cory Boyte
  Title:  Vice President


COMERICA BANK

By:  /s/Reginald M. Goldsmith, III
  Name:   Reginald M. Goldsmith, III
  Title:  Vice President


DEPOSIT GUARANTY NATIONAL BANK

By:  /s/Mark D. Evans
  Name:   Mark D. Evans
  Title:  Senior Vice President


HIBERNIA NATIONAL BANK

By:  /s/Christopher Pitre
  Name:   Christopher Pitre
  Title:  Vice President


MELLON  BANK,  N.A.

By:  /s/Martin J. Randal
  Name:   Martin J. Randal
  Title:  Assistant Vice President


LTCB TRUST COMPANY

By:  /s/Sadao  Muraoka
  Name:   Sadao Muraoka
  Title:  Head of Southwest Region